Exhibit 10.23

AMENDMENT No. 2 TO PROMISSORY NOTE

This Amendment No. 2 to the Promissory Note, originally dated September 1, 2010 (the “Note”) and amended February 11, 2011 (the “Amendment”) is entered into as of the 31st day of May, 2011, by and between CMS Acquisition, LLC (“CMS”) and CleanTech Biofuels, Inc. (“CTB”).

WHEREAS, the Note is secured by the CTB owned U.S. Patent No. 6,306,248 pursuant to a Security Agreement dated as of September 1, 2010, between CMS and CTB (the “Security Agreement”);

WHEREAS, a payment of $25,000 was made on February 11, 2011 for interest to date and principal, by CTB on the Note; and

WHEREAS, the parties wish to amend the terms of the Note as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Maturity Date, as defined in the Amendment, shall be changed to July 15, 2011 from May 15, 2011.

2.	As of May 16, 2011, interest shall accrue at 10.0% per annum (from 9.0% per annum).

3.	All remaining terms and conditions of the Note and Security Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, CTB and CMS have caused this Amendment No. 2 to the Note to be executed and delivered by their duly authorized officers as of the day and year set forth above.

CLEANTECH BIOFUELS, INC.

By:
Name:
Title:

CMS Acquisition, LLC

By:
Name:
Title: